EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-277659 on Form S-6 of our report dated April 12, 2024, relating to the Statements of Financial Condition, including the portfolios of investments of Morgan Stanley Portfolios, Series 72, comprising Quality Dividend Strategy, Series 12 and Growth at a Reasonable Price Strategy, Series 8, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

April 12, 2024